Exhibit (d)(ix)

THERAVANCE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick E Winningham and Michael W. Aguiar as proxies, each will full power of substitution, to represent and vote as designated on the reverse side, all the shares of Class A Common Stock of Theravance, Inc. held of record by the undersigned on May 3, 2005, at the Annual Meeting of Stockholders to be held at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, at 1:00 p.m. local time on June 30, 2005 or any adjournment or postponement thereof.

(Continued and to be signed on next page)

ANNUAL MEETING OF STOCKHOLDERS OF

THERAVANCE, INC.

June 30, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.

NOMINEES:
☒ FOR ALL NOMINEES	☐ P. Roy Vagelos. M.D.
☐ Rick E Winningham
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Julian C. Baker
☐ Jeffrey M. Drazan
☐ FOR ALL EXCEPT (See instructions below)	☐ Robert V. Gunderson, Jr.
☐ Arnold J. Levine, Ph.D.
☐ Ronn C. Loewenthal
☐ William H. Waltrip
☐ George M.Whitesides, Ph.D.
☐ William D. Young

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

	FOR	AGAINST	ABSTAIN
2. To approve the Theravance, Inc. 2004 Equity Incentive Plan.	☒	☐	☐

3. To approve an amendment to the Theravance, Inc. Employee Stock Purchase Plan Increasing the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000 shares.	☒	☐	☐

4.  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Theravance, Inc. for its fiscal year ending 2005.

	☒	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of Theravance, Inc.  This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” all nominees and “FOR” proposals 2, 3, and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

SmithKline Beecham Corporation

Signature of Stockholder	Date:	Signature of Stockholder	/s/ Donald F. Parman Secretary	Date:	6/17/05

Note:                   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.